EXHIBIT 10.2

                                 LEASE AGREEMENT


         THIS AGREEMENT is entered into as of this ________ day of _______________ 1999, between PINELLAS CENTER FOR THE VISUALLY IMPAIRED, INC., a Florida not-for-profit corporation, hereinafter referred to as the Landlord, and DoctorSurf.com, Inc., a Florida corporation, hereinafter referred to as the Tenant.

      1. Premises. The Landlord hereby leases to the Tenant the property described in Exhibit "A" attached hereto and made a part hereof.

      2. Term. This Lease is for a term of one (1) year, commencing on the 1st day of September 1999, and ending at midnight on the 31st day of August 2000, unless sooner terminated as hereinafter provided The Tenant will have one one-year renewal option.

      3. Use. The Leased Premises. will be used only by the Tenant and only for office purposes.

      4. Rent. Tenant agrees to pay Landlord a total rental in equal installments of One Thousand, Two Hundred and No/100 Dollars ($1,200.00) per month, plus any applicable sales tax, during the term of this Lease. Said rental payments shall be payable in advance and due on the 1st day of each month. The first rental payment shall commence on the 1st day of September 1999. The monthly rental payments shall be made payable to Landlord and mailed or delivered to 6925 - 112th Circle North, Suite #103, Largo, FL 33773.

      (a) Renewal Option Rent. If Tenant exercises the renewal option the rent for the following 12 months will be One Thousand, Two Hundred Fifty and No/100 Dollars ($1,250.00) per month, plus any applicable sales tax, during the term of the Lease.

      5. Rent And Additional Rent Due At Lease Execution. Tenant shall pay to Landlord, upon Lease execution One Thousand, Two Hundred Eighty-Four and No/100


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($1284.00),  representing first month's rent plus state sales tax in addition to the security deposit (refer to paragraph 7, Security Deposit).

      6. Late Payment Penalty. If any rental payment or other expense payable hereunder is not paid when due, Tenant shall pay as additional rent a late payment penalty equal to 10% of the unpaid amount or such lesser amount as may be the maximum permitted by law, until paid. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

      7. Security Deposit. Upon the execution of the Lease, Tenant shall deposit with Landlord the sum of One Thousand Two Hundred Eighty-Four and No/100 Dollars ($1,284.00 as security deposit for the performance of Tenant's obligations under this Lease including, without limitation, the surrender of possession of the Leased Premises to Landlord as provided herein, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. If Landlord applied any part of the security deposit to cure any default of Tenant, Tenant shall upon demand deposit with the Landlord the amount so applied so that Landlord shall have the full deposit on hand at all times during the term of this Lease. Landlord shall not be required to maintain a separate account for security deposits, no interest shall be due in connection therewith and Landlord shall not be obligated to apply the security deposit to rents or other charges in arrears or to damages for Tenant's failure to perform under the Lease. However, Landlord may so apply the security deposit at Landlord's option, and Landlord's right to possession of the Leased Premises for nonpayment of rent or for any other reason shall not in any way be affected by reason of the fact that Landlord holds such security deposit. In the



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event of a sale of the land and  Building  of which the  Leased  Premises  are a part, Landlord shall have the right to transfer the deposit to the purchaser and Landlord shall thereupon be released by Tenant from all responsibility for the return of such deposit and Tenant agrees to look to the new purchaser solely for the return of said deposit.

      8. Condition, Maintenance and Repair of the Premises. Tenant has examined the Leased Premises and accepts the Leased Premises in their present existing condition. No representation; statement or warranty, expressed or implied, has been made by or on behalf of the Landlord as to such condition or as to the use which may be made of the Leased Premises. Tenant agrees to maintain the Leased Premises in good, clean and safe condition, and to make all repairs to the Leased Premises which become necessary as a result of neglect or misuse of the Leased Premises by the Tenant, Tenant's servants, employees, agents, visitors, invitees or licensees, reasonable wear and tear excepted. Any such repairs shall be made in a good and workmanlike manner.

      Tenant shall surrender the Leased Premises at the end of the Lease term in the same condition as existed on the date of original possession, reasonable wear and tear excepted. Any and all improvements or additions to the Leased Premises that may be made by Tenant: shall remain on `the Leased Promises at the expiration of this Lease and become the property of Landlord.

      9.  Taxes.  Insurance  and  Assessments.

      (a) Tenant shall hold Landlord harmless against any and all claims, damages, suits or causes of action resulting from any injury `to person or property or loss of life sustained in, on or about the leased Premises, building and improvements by any person



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whatever.  The Tenant will carry standard insurance covering its own contents in the Leased Premises.

      (b) Landlord shall pay all real estate taxes, charges, and assessments levied or imposed upon the Leased Premises.

      10. Utilities. The Tenant will pay for all utilities furnished to `the Leased Premises, including, but not limited to, electricity, gas, telephone service, sewer and water charges, and trash removal.

      11. Alterations and Additions. The Tenant shall make no alterations in or additions or improvements to the Leased Premises without the Landlord's prior written consent, which may be withheld In Landlord's sole discretion, and all additions and improvements made by the Tenant will become the property of the Landlord when installed. Any damages to the Leased Premises caused by the removal of its improvements, additions, furniture and equipment, or either of them, at the termination of the Lease will be promptly repaired by the Tenant.

      12.  Mechanic's  Liens.

      (a) If any mechanic's or other liens, or order for payment of money, shall be filed against the Leased Premises as a result of Tenant's actions, Tenant shall cause the same to be canceled and discharged of record, by bond or otherwise, at the expense of the Tenant, and shall also defend on behalf of Landlord, at Tenant's sole cost and expense, any action, suit or proceeding which may be brought thereon for any enforcement of such lien, liens or orders, and Tenant will pay any damage and satisfactorily discharge any judgment therein entered, and save harmless Landlord from any claim, attorney's fees or damage therefrom. If any such lien or claim shall not be removed by the Tenant within ten (10) days



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after notice is given by Landlord,  Landlord shall have the right to remove same by payment or otherwise, and all sums expanded by Landlord shall be paid by the Tenant to Landlord on demand, and shall be additional rent.

      (b) Landlord hereby gives notice that neither Landlord, nor the Leased Premises themselves nor any part thereof, are or can be at any time liable or responsible for the costs, in whole or in part, of any alteration or improvement or other work of any kind (whether for labor or materials or whether required to be done pursuant to the terms of this Lease) in connection with or upon the Leased Premises, nor can any mechanics lien accrue against or be filed against the Leased Premises or any part thereof.

      13. Eminent-Domain. If the Leased Premises are substantially taken by eminent domain, the rent shall be abated accordingly and the Landlord shall be entitled to any condemnation award.

      14. Liability. The Landlord shall not be liable for any damage or injury to persons or property sustained by the Tenant or his employees, servants, invitees or licensees, guests or any other persons due to the Leased Premises or any condition or state of repair thereof, or due to any act or neglect of Tenant. Moreover, Landlord shall not be liable for damage, loss or theft to any of the Tenant's property.

      15. Default. If (i) the Tenant fails to make any payment required under this Lease when due, or (ii) the Tenant violates any of the provisions of this Lease, other than for the payment of money, or (iii) the Leased Premises are abandoned or vacated, or (iv) the Tenant is adjudged bankrupt or insolvent, or makes an assignment for the benefit of its creditors, or if a receiver or trustee of the Tenant's property is appointed then and in any of such events, the Landlord, at its option and without further notice, may, in addition to any other remedy



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available to it,  declare this Lease ended  and terminated and may  re-enter the
Leased Premises and take possession thereof; or Landlord may relet the Leased Premises for the highest rent obtainable and may recover from the Tenant any deficiency between the amount so obtained, after deducting expenses of the reletting, attorney's fee's and the rent payable under this Lease for the balance of the term. In no event shall Landlord's re-entry be deemed an acceptance of or a surrender of this Lease.

      16. Assignment. Tenant may not assign or sublease their Interest under this Lease to any person or entity without Landlords prior consent in writing, which may be withheld in Landlord's sole discretion. All costs in connection with said approval shall be paid by Tenant. Upon any assignment or sublease of their rights hereunder, Tenant shall nevertheless remain personally liable for the full term and obligations of this Lease.

      17. Additional Rental. The Landlord shall have the right on behalf of the Tenant to make any payments which the Tenant is required to but has failed to make when due, if such failure has or may result in a lien charge or claim to or against the Leased Promises. The amount of any such payment, together with any interest, costs or penalty, and any amount to which die Landlord is entitled to reimbursement by the Tenant hereunder, may, at the Landlord's election, be added to and become part of the rental payment next coming due under this Lease, in which event it will constitute additional rent with the same effect as though it had originally been reserved as such.

      18. Miscellaneous Covenants.

      (I) The Tenant covenants and agrees:

          (a) To pay the rent specified above without demand to the Landlord when due at the address to which notices are to be delivered;



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          (b) To pay  all  costs  and  expenses  incurred  by  the  Landlord  in enforcing its rights hereunder, including a reasonable attorney's fee;

          (c) To permit any properly authorized representative of the Landlord at all reasonable hours to enter upon the Leased Premises to inspect the same;

          (d) To make any repairs required to be made by the Tenant;

          (e) To quit and surrender the Leased Premises in the condition specified herein at the end of the term or any extension thereof.

      (II) Landlord and Tenant further covenant and agree as follows:

          (a) If any term or provision of this Lease shall to any extent be invalid or unenforceable, the remainder of this Lease and the application of the term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and shall continue in full force and effect;

          (b) In connection with any litigation or suit arising out of this Lease, or any breach thereof, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorney's fees, through appeal;

          (c) It is mutually understood and agreed that-. the covenants and conditions contained in this Agreement shall be binding upon the parties hereto and upon their respective successors, heirs, legal representatives and assigns;


          (d) No waiver by Landlord of any breach, default, action or non-action on the part of the Tenant shall affect any subsequent or any other `then existing default, nor shall impair any rights, powers or remedies consequent thereof.

          19. Notices. Any notice required hereby or by law shall be sent by mail or hand delivered as follows:



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           Landlord:  6925 - 112th Circle, North, Suite #103
                      Largo, Florida 34643
                      Attention: Steve Barrett

       with copy to:  Joan M. Vecchioli, Esquire
                      Johnson, Blakely, et al.
                      911 Chestnut Street
                      Clearwater, Florida 33773

             Tenant:  6925 - 112th Circle North
                      Suite 101
                      Largo, Florida 33773

          20. Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

          21. Gender and Terms. Wherever used herein the terms "Landlord" and "Tenant" include all the parties to this instrument and the heirs, legal representatives and assigns of individuals, and the successors and assigns of corporations. Wherever used the singular number shall include the plural and the plural. the singular, and the use of any gender shall include all genders.

          22. Binding Effect. Except as otherwise expressly provided herein, the covenants, conditions and agreements contained in this Lease shall bind and inure to the benefits of the parties hereto and their respective heirs, legal representatives, successors and assigns.

          23. Termination. Notwithstanding anything contained herein to the contrary, Tenant, at is sole option, upon 90 days prior written notice to landlord shall have the right to terminate this Lease. Upon the termination of this Lease, Tenant shall be relieved of any obligations arising after the effective date of said termination.



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          24.  Counterpart.  This  Lease  may  be  executed  in  any  number  of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Lease Agreement as of the date and year first above written.

                                            PINELLAS CENTER FOR THE VISUALLY
                                              IMPAIRED, INC., a Florida not-for-
                                              profit corporation,
Witnesses as to Landlord:

                                            By:
                                                  Name:
                                                  Title:

                                                              Landlord

                                            DOCTORSURF.COM, INC., a Florida
                                              corporation
Witnesses as to Tenant:

                                            By:
                                                  Name:
                                                  Title:

                                                              Tenant




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                                EXHIBIT "A"




1800 square feet of office space known as Suite 101, 6925 - 112th Circle North. Largo, Florida, 33773